Exhibit 99(h)(2)

ADDITIONAL COMPENSATION AGREEMENT

        ADDITIONAL COMPENSATION AGREEMENT (the "Agreement"), dated as of April    , 2005, between Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Clough Capital Partners L.P. ("Clough").

        WHEREAS, Clough Global Equity Fund (including any successor by merger or otherwise, the "Trust") is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares are registered under the Securities Act of 1933, as amended;

        WHEREAS, Clough is the investment adviser of the Trust;

        WHEREAS, Merrill Lynch is acting as a lead underwriter in an offering of the Trust's common shares;

        WHEREAS, Clough desires to provide additional compensation to Merrill Lynch for acting as lead underwriter in an offering of the Trust's common shares; and

        WHEREAS, Clough desires to retain Merrill Lynch to provide after-market support services designed to maintain the visibility of the Trust on an ongoing basis, and Merrill Lynch is willing to render such services;

        NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

  1.
  (a) Clough hereby employs Merrill Lynch, for the period and on the terms and conditions set forth herein, to provide the following services at the reasonable request of Clough:

    (1)
    after-market support services designed to maintain the visibility of the Trust on an ongoing basis.

    (2)
    relevant information, studies or reports regarding general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of Clough in connection therewith; and

    (3)
    information to and consult with Clough with respect to applicable strategies designed to address market value discounts, if any.

  (b)
  At the request of Clough, Merrill Lynch shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Clough; provided, however, that pending termination of this Agreement as provided for in Section 6 hereof, any such limitation or cessation shall not relieve Clough of its payment obligations pursuant to Section 2 hereof.

  (c)
  Merrill Lynch will promptly notify Clough if it learns of any material inaccuracy or misstatement in, or material omission from, any written information, as of the date such information was published, provided by Merrill Lynch to Clough in connection with the performance of services by Merrill Lynch under this Agreement.

  2.
  Clough shall pay Merrill Lynch a fee computed daily and payable quarterly in arrears commencing [                        ], 2005 at an annualized rate of 0.15% of the Trust's Managed Assets (as defined below) for a term as described in Section 6 hereof; provided that the sum total amount of the fee hereunder shall not exceed [            ]% of the total price to the public of the Trust's common shares offered by the prospectus dated April [    ], 2005 (the "Prospectus") (including all Initial Securities and Option Securities as such terms are described in the Purchase Agreement, dated April [    ], 2005, by and among the Trust, ALPS Mutual Funds Services, Inc., Clough and each of the Underwriters named therein (the

    "Purchase Agreement")). The sum total of this fee, [any additional compensation fees payable to [other underwriter]], plus the amount of the expense reimbursement of $.0067 per common share payable by the Trust to the underwriters pursuant to the Purchase Agreement, shall not exceed 4.5% of the total price of the Trust's common shares offered by the Prospectus. The sum total of all compensation to or reimbursement of underwriters in connection with the offering, including sales load and all forms of additional compensation, shall be limited to 9% of the total price of the Trust's common shares offered by the Prospectus. "Managed Assets" is defined as the total assets of the Trust (including any assets attributable to any Preferred Shares that may be outstanding or otherwise attributable to the use of leverage). All quarterly fees payable hereunder shall be paid to Merrill Lynch within 30 days following the end of each calendar quarter.

  3.
  Clough shall be permitted to discharge all or a portion of its payment obligations hereunder upon prepayment in full or in part of the remaining balance due of the maximum additional commission amount described in paragraph 2 above.

  4.
  Clough acknowledges that the services of Merrill Lynch provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

  5.
  Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers), so long as Merrill Lynch's services to Clough are not impaired thereby.

  6.
  The term of this Agreement shall commence upon the date referred to above and shall be in effect so long as Clough acts as the investment adviser to the Trust pursuant to the Investment Advisory Agreement (as such term is defined in the Purchase Agreement) or other subsequent advisory agreement.

  7.
  Clough will furnish Merrill Lynch with such information as Merrill Lynch believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). Clough recognizes and confirms that Merrill Lynch (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of Clough's knowledge, the Information to be furnished by Clough when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Clough will promptly notify Merrill Lynch if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch.

  8.
  Clough agrees that Merrill Lynch shall have no liability to Clough or the Trust for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Merrill Lynch. Clough agrees to the indemnification and other agreement set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

  9.
  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

  10.
  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Clough and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and Clough waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Clough agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon Clough and may be enforced in any other courts to the jurisdiction of which Clough is or may be subject, by suit upon such judgment.

  11.
  This Agreement may not be assigned by either party without the prior written consent of the other party.

  12.
  This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Merrill Lynch and Clough.

  13.
  All notices required or permitted to be sent under this Agreement shall be sent, if to Clough:

    Clough Capital Partners L.P.
    260 Franklin Street, Suite 1920
    Boston, Massachusetts 02110
    Attention: James E. Canty

    or if to Merrill Lynch:
    Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
    4 World Financial Center
    New York, New York 10080
    Attention: Tom Lee

    or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

  14.
  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

        [signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Additional Compensation Agreement as of the date first above written.

CLOUGH CAPITAL PARTNERS L.P.		MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:		By:
	Name:		Name:
	Title:		Title:

Merrill Lynch & Co. Indemnification Agreement

        April [            ], 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        In connection with the engagement of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Additional Compensation Agreement dated April [    ], 2005 between the Company and Merrill Lynch (the "Agreement"), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Merrill Lynch. In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse Merrill Lynch for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Merrill Lynch in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Merrill Lynch has been retained to perform financial services bears to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Merrill Lynch, on the other hand.

The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Merrill Lynch is an actual or potential party to such Proceeding, without Merrill Lynch's prior written consent, unless such settlement (i) includes an unconditional release of Merrill Lynch from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Merrill Lynch. For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

        The Company agrees that neither Merrill Lynch nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Merrill Lynch's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement.

        Nothwithstanding any provision contained herein, in no event shall Merrill Lynch be entitled to indemnification by the Company hereunder from and against any losses, claims, damages, liabilities or expenses in respect of which indemnification payments have been previously made to Merrill Lynch under the Purchase Agreement (as defined in the Agreement).

        THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY. EACH OF MERRILL LYNCH AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

        The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,
CLOUGH CAPITAL PARTNERS L.P.
By:
Name:
Title:
Accepted and agreed to as of the date first above written:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By
Name:
Title: